Exhibit 4.40

Dated 25 June 2015

POLYARISTI NAVIGATION CO.

EFPLOIAS SHIPPING CO. and

AMORITA DEVELOPMENT INC.

as joint and several Borrowers

and

BOX SHIPS INC.

as Corporate Guarantor

and

ROSETTA NAVIGATION CORP. LIMITED

TRITON SHIPPING LIMITED

as Collateral Owners

and

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 1

as Lenders

and

ABN AMRO BANK N.V.

as Agent, Underwriter and as Security Trustee

and

ABN AMRO BANK N.V. and

HSH NORDBANK AG

as Swap Banks

SUPPLEMENTAL AND RELEASE AGREEMENT

relating to a loan facility of

(originally) up to US$100,000,000

Index

Clause		Page

1	Interpretation	2
2	Agreement of the Creditor Parties	5
3	Conditions Precedent	5
4	Representations and Warranties	7
5	Amendments to Loan Agreement, Corporate Guarantee, Master Agreements and other Finance Documents	8
6	Further Assurances	13
7	Expenses	14
8	Notices	14
9	Supplemental	14
10	Law and Jurisdiction	14
Execution Pages		15
Appendix A Released Finance Documents		19
Schedule 1 Lenders		20

THIS SUPPLEMENTAL AND RELEASE AGREEMENT is made on 25 June 2015

BETWEEN:

(1)	POLYARISTI NAVIGATION CO., EFPLOIAS SHIPPING CO. and AMORITA DEVELOPMENT INC., each a corporation incorporated in Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia (each a "Borrower" and, together, the "Borrowers");

(2)	BOX SHIPS INC., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, as Corporate Guarantor;

(3)	ROSETTA NAVIGATION CORP. LIMITED (“Rosetta”) and TRITON SHIPPING LIMITED (“Triton”), each a company incorporated in Hong Kong whose registered office is at Suite 801, Singga Commercial Centre, 144-151, Connaught Road West, Hong Kong as Collateral Owners;

(4)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders;

(5)	ABN AMRO BANK N.V. acting through its office at 93 Coolsingel, 3012 ae, Rotterdam, The Netherlands, as Agent, First Swap Bank, Underwriter and Security Trustee; and

(6)	HSH NORDBANK AG acting through its office at Martensdamm 6, D-24103 Kiel, Federal Republic of Germany as Second Swap Bank.

BACKGROUND

(A)	By a loan agreement dated 6 May 2011 (as amended and restated by two amending and restating agreements dated 9 August 2012 and 9 August 2013, respectively and as further amended and supplemented by a supplemental agreement dated 25 November2014, the “Loan Agreement”) and made between (i) the Borrowers as joint and several borrowers, (ii) the Lenders, (iii) ABN Amro Bank N.V. (as Agent, First Swap Bank, Underwriter and Security Trustee) and (iv) HSH Nordbank AG (as Second Swap Bank), the Lenders made available to the Borrowers a loan facility in an amount of (originally) up to US$100,000,000, of which an amount of US$69,200,000 is outstanding by way of principal on the date hereof.

(B)	By an agency and trust deed (the "Agency and Trust Deed") entered into pursuant to the Loan Agreement, it was agreed that the Security Trustee would hold the Trust Property on trust for the Lenders and the First Swap Bank.

(C)	By a master agreement (the "First Master Agreement") (on the 2002 ISDA Master Agreement together with the schedule attached thereto (as amended)) dated 6 May 2011 and made between (i) the Borrowers and (ii) the First Swap Bank, it was agreed that the First Swap Bank would enter into Designated Transactions with the Borrowers from time to time.

(D)	By a master agreement (the "Second Master Agreement") (on the 2002 ISDA Master Agreement together with the schedule attached thereto (as amended)) dated 9 August 2012 and made between (i) the Borrowers and (ii) the Second Swap Bank, it was agreed that the Second Swap Bank would enter into Designated Transactions with the Borrowers from time to time.

(E)	By a corporate guarantee dated 6 May 2011 (as amended and supplemented from time to time, the “Corporate Guarantee”) and made between (i) the Corporate Guarantor and (ii) the Security Trustee, the Corporate Guarantor has guaranteed the obligations of the Borrowers under the Loan Agreement and the Master Agreements.

(F)	The Borrowers, the Collateral Owners and the Corporate Guarantor have requested that the Creditor Parties agree to:

(i)	the discharge of the Original Collateral Mortgage and the release of the Original Collateral Deed of Covenant, the Original Collateral General Assignment and the Original Collateral Charterparty Assignment and the reassignment of all rights and interests in respect of all property assigned thereunder in respect of each Collateral Ship on the relevant Reflagging Date (the “Release and Reassignment”);

(ii)	the deletion of the Collateral Ships from the Hong Kong flag and the registration of the Collateral Ships under the laws and flag of the Republic of Liberia on the relevant Reflagging Date (the “Reflagging”);

(iii)	amend the application of the security cover requirements set out in clause 15.1 of the Loan Agreement (the “Security Cover Amendments”) during the Third Waiver Period (as defined below);

(iv)	relax certain financial covenants set out in clause 12.3 (b) and (d) of the Corporate Guarantee (the “Corporate Guarantee Amendments”) during the Third Waiver Period (as defined below); and

(v)	waive the application of the requirements under clause 11.20 of the Loan Agreement and clause 11.15 of the Corporate Guarantee (the “Employment Amendments”) during the Third Waiver Period (as defined below), together, the “Request”.

(G)	The Creditor Parties’ consent to the Request is subject to, inter alia, the following conditions:

(i)	the execution and (where relevant) registration of the New Collateral Mortgage and the New Collateral General Assignment in respect of each Collateral Ship on the relevant Reflagging Date; and

(ii)	the increase of the Margin from 3 per cent. per annum to 3.35 per cent. per annum during the Third Waiver Period.

(H)	This Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the applicable Effective Date, to:

(i)	the Request; and

(ii)	the consequential amendment of the Loan Agreement, the Corporate Guarantee, the other Finance Documents and each Master Agreement in connection with the Request.

IT IS AGREED as follows:

1	Interpretation

1.1	Defined expressions

Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Agreement (including the recitals) unless the context otherwise requires.

1.2	Definitions

In this Agreement, unless the contrary intention appears:

"Collateral Ship" means each of the Rosetta Collateral Ship and the Triton Collateral Ship and, in the plural, means both of them;

2

“Corporate Guarantee” means the guarantee (as amended and supplemented from time to time) as referred to in Recital (E);

“Effective Date” means each of the First Effective Date and the Reflagging Effective Dates and, in the plural means all of them;

“First Effective Date” means, in relation to each of the Security Cover Amendments, the Corporate Guarantee Amendments, the Employment Amendments and the amendments to the Loan Agreement, the Corporate Guarantee, the other Finance Documents and the Master Agreements set out in Clauses 5.1(a), 5.2 and 5.4(a), (b), (c), (f) and (g), the date on which the Agent confirms to the Borrowers in writing substantially in the form set out in Schedule 2 that all the conditions precedent in Clause 3.2 have been satisfied;

“Intercreditor Deed Supplemental Letter” means a letter made or to be made between the Collateral Owners, the Security Trustee and Existing Security Trustee in the Agreed Form amending and supplementing the Intercreditor Deed;

“Loan Agreement” means the loan agreement (as amended, supplemented and/or restated from time to time) as referred to in Recital (A);

"Master Agreements" means, together, the First Master Agreement and the Second Master Agreement as referred to in Recitals (C) and (D) and , in the singular, means either of them;

“Mortgage Addendum” means, in relation to each Ship, the third addendum to the Mortgage on that Ship in the Agreed Form and, in the plural, means all of them;

“New Collateral Finance Documents” means, the New Collateral General Assignments and the New Collateral Mortgages;

“New Collateral General Assignment” means, in relation to a Collateral Ship, a second priority general assignment of the Earnings, the Insurances and any Requisition Compensation in respect of that Collateral Ship in the Agreed Form and, in the plural, means both of them;

“New Collateral Mortgage” means, in relation to a Collateral Ship, the second preferred Liberian mortgage on that Ship in the Agreed Form and in the plural, means both of them;

“New Prior Collateral Finance Documents” means, together, in relation to each Collateral Ship:

(a)	a first preferred Liberian mortgage over that Collateral Ship; and

(b)	a first priority general assignment of the Earnings, the Insurances and any Requisition Compensation in respect of that Collateral Ship,

each executed or to be executed by the Collateral Owner owning that Collateral Ship in favour of the Existing Security Trustee and, in the singular, means any of them;

“Original Collateral Charterparty Assignment” means, in the case of:

(a)	the Rosetta Collateral Ship, a second priority assignment of the rights of Rosetta under the Collateral Charter in relation to the Rosetta Collateral Ship, dated 16 August 2013 and executed by Rosetta in favour of the Security Trustee; and

(b)	the Triton Collateral Ship, a second priority assignment of the rights of Triton under the Collateral Charter in relation to the Triton Collateral Ship, dated 16 August 2013 and executed by Triton in favour of the Security Trustee,

3

and, in the plural, means both of them;

“Original Collateral Deed of Covenant” means, in relation to a Collateral Ship, a second priority deed of covenant collateral to the Original Collateral Mortgage on that Collateral Ship dated 16 August 2013 and executed by the Collateral Owner owning that Collateral Ship in favour of the Security Trustee and, in the plural means both of them;

“Original Collateral General Assignment” means, in relation to a Collateral Ship, a second priority general assignment of the Earnings, the Insurances and any Requisition Compensation in respect of that Ship dated 16 August 2013 and executed by the Collateral Owner owning that Collateral Ship in favour of the Security Trustee and, in the plural, means both of them;

“Original Collateral Mortgage” means, in relation to a Collateral Ship, the second priority Hong Kong mortgage on that Collateral Ship dated 16 August 2013 and executed by the Collateral Owner owning that Collateral Ship in favour of the Security Trustee and, in the plural, means both of them;

“Reflagging Date” means, in respect of each Collateral Ship, the date on which that Collateral Ship is deleted from the Hong Kong flag and is registered under the laws and flag of Liberia subject to the terms and conditions in this Agreement;

"Reflagging Effective Date" means each of the Rosetta Effective Date and the Triton Effective Date and, in the plural, means both of them;

“Released Finance Documents” means the Original Collateral Mortgages, the Original Collateral Deeds of Covenants, the Original Collateral General Assignments and the Original Collateral Charterparty Assignments;

“Rosetta Collateral Ship” means the 1999-built container vessel of 5,500 TEU (previously named “OOCL CHINA”) currently registered in the ownership of Rosetta under the Hong Kong flag with the name “BOX CHINA”, which will be registered in the ownership of Rosetta under the Liberian flag with the same name pursuant to the terms of this Agreement;

“Rosetta Effective Date” means, in relation to the Release and Reassignment and the Reflagging in respect of the Rosetta Collateral Ship and the relevant amendments to the Loan Agreement, the other Finance Documents and each Master Agreement set out in Clauses 5.1(b), 5.3(a) and 5.4, the date on which the Agent confirms to the Borrowers in writing substantially in the form set out in Schedule 2 that all the conditions precedent in Clause 3.3 relevant to the Rosetta Collateral Ship have been satisfied;

“Third Waiver Period” means the period commencing 30 June 2015 (inclusive) and ending on 29 June 2016 (inclusive);

“Triton Collateral Ship” means the 1995-built container vessel of 5,500 TEU (previously named “OOCL HONG KONG”) currently registered in the ownership of Triton under the Hong Kong flag with the name “BOX HONG KONG”, which will be registered in the ownership of Triton under the Liberian flag with the same name pursuant to the terms of this Agreement; and

“Triton Effective Date” means, in relation to the Release and Reassignment and the Reflagging in respect of the Triton Collateral Ship and the relevant amendments to the Loan Agreement, the other Finance Documents and each Master Agreement set out in Clauses 5.1(b), 5.3(b) and 5.4, the date on which the Agent confirms to the Borrowers in writing substantially in the form set out in Schedule 2 that all the conditions precedent in Clause 3.3 relevant to the Triton Collateral Ship have been satisfied.

4

1.3	Application of construction and interpretation provisions of Loan Agreement

Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2	Agreement of the Creditor Parties

2.1	Agreement of the Creditor Parties

The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement, to:

(a)	the Request, including the release of each of the Released Finance Documents listed in Appendix A herein in respect of each Collateral Ship (including the Original Collateral Mortgage, the Original Collateral Deed of Covenant, the Original Collateral General Assignment and the Original Collateral Charterparty Assignment in relation to that Collateral Ship) on that Collateral Ship’s Reflagging Date and the reassignment of all rights and interests in respect of all property assigned thereunder in respect of that Collateral Ship; and

(b)	the consequential amendment of the Loan Agreement, the Corporate Guarantee, the Collateral Guarantees, the other Finance Documents and the Master Agreements as set out in Clause 5.

2.2	Effective Date

Subject to Clause 3.1, the agreement of the Creditor Parties contained in Clause 2.1 shall have effect on and from the applicable Effective Date.

3	Conditions Precedent

3.1	General

The agreement of the Creditor Parties contained in Clause 2.1 in connection with:

(a)	The Security Cover Amendments, the Corporate Guarantee Amendments and the Employment Amendments, is subject to the fulfilment of the conditions precedent set out in Clause 3.2; and

(b)	the Release and Reassignment and the Reflagging in respect of each Collateral Ship, is subject to the fulfilment of the conditions precedent in relation to that Collateral Ship set out in Clause 3.3.

3.2	Conditions precedent to First Effective Date

The conditions referred to in Clause 3.1(a) are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before the date of this Agreement:

(a)	documents of the kind specified in paragraphs 2, 3, 4 and 5 of Schedule 3, Part A to the Loan Agreement in respect of each Borrower, each Collateral Owner and the Corporate Guarantor with appropriate modifications to refer to this Agreement, the Mortgage Addenda, the Intercreditor Deed Supplemental Letter and the New Collateral Finance Documents (as applicable);

(b)	an original of this Agreement duly executed by the parties to it and acknowledged by the Approved Manager;

5

(c)	an original of the Intercreditor Deed Supplemental Letter duly executed by the parties thereto;

(d)	an original of each Mortgage Addendum duly executed by the parties thereto and evidence satisfactory to the Agent and its lawyers that the same has been registered as a valid third addendum to the relevant Collateral Mortgage in accordance with the laws of the Republic of Liberia;

(e)	favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of Hong Kong, Liberia, the Marshall Islands and such other relevant jurisdictions as the Agent may require;

(f)	documentary evidence that the process agent referred to in clause 31.4 of the Loan Agreement has accepted its appointment as agent for service of process in relation to any proceedings before the English courts in connection with this Agreement and the Intercreditor Deed Supplemental Letter;

(g)	any further opinions, consents, agreements and documents in connection with this Agreement, the Mortgage Addenda, the Intercreditor Deed Supplemental Letter and the New Collateral Finance Documents which the Agent may request by notice to the Borrowers prior to the first Effective Date; and

(h)	certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this Agreement, the Mortgage Addenda, the Intercreditor Deed Supplemental Letter and the New Collateral Finance Documents (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Agent deems appropriate.

3.3	Conditions precedent to Reflagging Effective Dates

The conditions referred to in Clause 3.1(b) are that the Agent shall have received in respect of the relevant Collateral Ship to be reflagged (the “Relevant Collateral Ship”) the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before the Reflagging Effective Date in respect of the Relevant Collateral Ship:

(a)	evidence that the conditions precedent set out in Clause 3.2 have been satisfied;

(b)	release and discharge of the Original Collateral Mortgage in respect of the Relevant Collateral Ship;

(c)	an original of the New Collateral Mortgage and the New Collateral General Assignment in respect of the Relevant Collateral Ship duly executed by the relevant Collateral Owner in favour of the Security Trustee;

(d)	evidence that:

(i)	the Relevant Collateral Ship is registered in the ownership of the relevant Collateral Owner under the Liberian flag;

(ii)	the Relevant Collateral Ship is in the absolute and unencumbered ownership of the relevant Collateral Owner save as contemplated by the New Prior Collateral Finance Documents and the New Collateral Finance Documents to which that Collateral Owner is a party;

6

(iii)	the Relevant Collateral Ship maintains the highest class free of overdue recommendations and conditions, with a classification society which is a member of IACS and acceptable to the Agent;

(iv)	the New Collateral Mortgage has been duly registered against the Relevant Collateral Ship as a valid second preferred Liberian mortgage in accordance with the laws of Liberia; and

(v)	the Relevant Collateral Ship is insured in accordance with the provisions of the Existing Loan Agreement and the requirements therein in respect of insurances have been complied with;

(e)	a favourable opinion from an independent insurance consultant acceptable to the Agent on such matters relating to the insurances for the Relevant Collateral Ship as the Agent may require;

(f)	copies, certified as true, accurate and complete by a director or the secretary (or equivalent officer of the relevant Borrower), of the Approved Manager’s current Document of Compliance and of the Relevant Collateral Ship’s Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires) and ISSC;

(g)	favourable opinions from lawyers appointed by the Agent on such matters concerning the laws of Hong Kong, the Marshall Islands and Liberia and such other relevant jurisdictions as the Agent may require; and

(h)	documentary evidence that the agent for service of process named in clause 31.4 of the Loan Agreement has accepted its appointment as agent for service of process in relation to any proceedings before the English courts in connection with the New Collateral General Assignment in respect of the Relevant Collateral Ship.

3.4	Waiver of conditions precedent

If the Majority Lenders, at their discretion, permit (i) the Security Cover Amendments, the Corporate Guarantee Amendments and the Employment Amendments to take place before certain of the conditions referred to in Clause 3.2 are satisfied or (ii) the Release and Reassignment and the Reflagging in respect of a Collateral Ship to take place before certain of the relevant conditions referred to in Clause 3.3 are satisfied, the Borrowers shall, in each case, ensure that those conditions are satisfied within a maximum 5 Business Days after the date of the relevant Effective Date.

4	Representations and Warranties

4.1	Repetition of Loan Agreement representations and warranties

Each Borrower represents and warrants to the Agent that the representations and warranties in clause 10 of the Loan Agreement, as amended by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Mortgage Addenda and the New Collateral Finance Documents, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

7

4.2	Repetition of Corporate Guarantee and Collateral Guarantee representations and warranties

The Corporate Guarantor and each Collateral Owner represents and warrants to the Agent that the representations and warranties in clause 10 of the Corporate Guarantee and clause 10 of the relevant Collateral Guarantee respectively, as amended by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Mortgage Addenda and the New Collateral Finance Documents which is being amended by this Agreement, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

5	Amendments to Loan Agreement, Corporate Guarantee, Master Agreements and other Finance Documents

5.1	Specific amendments to Loan Agreement

(a)	With effect on and from the First Effective Date, the Loan Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:

(i)	the following definition shall be included in clause 1.1 thereof:

““Third Waiver Period” means the period commencing on 30 June 2015 (inclusive) and ending on 29 June 2016 (inclusive);”;

(ii)	by adding the words “, the Hong Kong flag” after the words “Liberian flag” in the definition of “Approved Flag” in clause 1.1 thereof;

(iii)	by adding the words “, Hong Kong” after the words “the Republic of Liberia” in the definition of “Approved Flag State” in clause 1.1 thereof;

(iv)	by deleting the definition of “Collateral Charter” in clause 1.1 thereof in its entirety and replacing it with the following new definition:

““Collateral Charter” means, in relation to a Collateral Ship, any time charterparty in respect of that Collateral Ship having a duration of at least 12 consecutive months or any bareboat charterparty in respect of that Collateral Ship (such charters to be entered into with the prior consent of the Agent (acting with the authorisation of the Majority Lenders));”;

(v)	by deleting the definition of “Collateral Charterer” in clause 1.1 thereof in its entirety;

(vi)	by deleting the definition of “Collateral Mortgage” in clause 1.1 thereof in its entirety and replacing it with the following new definition:

““Collateral Mortgage” means, in respect of each Collateral Ship, a second priority or, as the case may be, preferred ship mortgage on that Collateral Ship and, if required by the laws of the relevant Approved Flag State, a deed of covenant collateral thereto, made in favour of the Security Trustee in the Agreed Form and, in the plural means all of them;”;

(vii)	by deleting the definition of “Margin” in clause 1.1 thereof in its entirety and replacing it with the following new definition:

““Margin” means:

(a)	during the Waiver Period, the Second Waiver Period and the Third Waiver Period, 3.35 per cent. per annum; and

(b)	at all other times, 3 per cent. per annum;”;

(viii)	by deleting the definitions of “OOCL CHINA” and “OOCL HONG KONG” in clause 1.1 thereof in their entirety and replacing them with the following new definitions respectively:

8

““Rosetta Collateral Ship” means the 1996-built container vessel of 5,500 TEU registered in the ownership of Rosetta under an Approved Flag with the name “BOX CHINA”;”; and

““Triton Collateral Ship” means the 1995-built container vessel of 5,500 TEU registered in the ownership of Triton under an Approved Flag with the name “BOX HONG KONG”;”;

(ix)	by deleting paragraph (a) in the definition of “Prior Finance Documents” in clause 1.1 thereof and replacing it with the following new paragraph (a):

“(a)	a first priority or, as the case may be, preferred ship mortgage on each Collateral Ship and, if required by the laws of the relevant Approved Flag State, a deed of covenant collateral thereto;”;

(x)	by including the words “and the Third Waiver Period” after the words “other than during the Second Waiver Period” in clause 11.20 thereof;

(xi)	by including the words “and the Third Waiver Period” after the words “during the Waiver Period” in paragraph (a) of the definition of “Relevant Percentage” in clause 15.1 thereof;

(xii)	by construing references throughout to “OOCL CHINA” and “OOCL HONG KONG” as if the same referred to “the Rosetta Collateral Ship” and “the Triton Collateral Ship” respectively;

(xiii)	by construing references throughout to “OOCL CHINA” and “OOCL HONG KONG” as the name of the Rosetta Collateral Ship and the Triton Collateral Ship respectively as if the same referred to “BOX CHINA” and “BOX HONG KONG” respectively;

(xiv)	the definition of, and references throughout to, the Mortgage on each of the Ships shall be construed as if the same referred to that Mortgage as amended and supplemented by the relevant Mortgage Addendum;

(xv)	the definition of, and references throughout to, the Intercreditor Deed shall be construed as if the same referred to the Intercreditor Deed as amended and supplemented by the Intercreditor Deed Supplemental Letter;

(xvi)	the definition of, and references throughout to, each Finance Document and each Master Agreement shall be construed as if the same referred to that Finance Document and that Master Agreement as amended and supplemented by this Agreement; and

(xvii)	by construing references throughout to "this Agreement", "hereunder" and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement; and

(b)	With effect on and from the relevant Reflagging Effective Date in respect of a Collateral Ship, the Loan Agreement shall be, and shall be deemed by this Agreement to be, further amended as follows:

(i)	in respect of the Rosetta Effective Date only, all references throughout to:

(A)	the flag of the Rosetta Collateral Ship as being references to the Liberian flag;

(B)	the Collateral Mortgage in respect of the Rosetta Collateral Ship as being references to a second preferred Liberian mortgage;

9

(C)	the mortgage on the Rosetta Collateral Ship referred to in paragraph (a) of the definition of “Prior Finance Documents” in clause 1.1 thereof as being references to a first preferred Liberian mortgage;

(ii)	in respect of the Triton Effective Date only, all references throughout to:

(A)	the flag of the Triton Collateral Ship as being references to the Liberian flag;

(B)	the Collateral Mortgage in respect of the Triton Collateral Ship as being references to a second preferred Liberian mortgage; and

(C)	the mortgage on the Triton Collateral Ship referred to in paragraph (a) of the definition of “Prior Finance Documents” in clause 1.1 thereof as being references to a first preferred Liberian mortgage;

(iii)	the definition of, and references throughout to, each Finance Document and each Master Agreement shall be construed as if the same referred to that Finance Document and that Master Agreement as amended and supplemented by this Agreement; and

(iv)	by construing references throughout to "this Agreement", "hereunder" and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.

5.2	Specific amendments to Corporate Guarantee

With effect on and from the First Effective Date, the Corporate Guarantee shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)	the following definition shall be included in clause 1.2 of the Corporate Guarantee in the requisite alphabetical order:

““Third Waiver Period” means the period commencing on 30 June 2015 (inclusive) and ending on 29 June 2016 (inclusive);”;

(b)	by including the words “(other than during the Second Waiver Period and the Third Waiver Period)” after the words “The Guarantor shall ensure that throughout the Security Period” in clause 11.15 thereof;

(c)	clause 12.2(a) of the Corporate Guarantee shall be deleted and replaced as follows:

“(a)	pay any dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital (each a “Distribution”) if an Event of Default has occurred and has not been remedied or an Event of Default will result from the payment of a dividend or the making of any other form of Distribution Provided that the Guarantor may only pay dividends or make any other form of Distribution in each financial quarter in an amount of up to, during the Waiver Period, $0.15 and, during the Second Waiver Period and the Third Waiver Period, $0.05 per common share outstanding; or”;

(d)	clause 12.3(b) of the Corporate Guarantee shall be deleted and replaced as follows:

“(b)	the Market Value Adjusted Net Worth of the Group shall not be less than:

(i)	$50,000,000 during the Second Waiver Period;

(ii)	$60,000,000 during the Third Waiver Period; and

10

(iii)	$100,000,000 at all other times;”;

(e)	clause 12.3(d) of the Corporate Guarantee shall be deleted and replaced as follows:

“(d)	the Leverage Ratio shall not exceed:

(i)	during the Waiver Period and the Second Wavier Period, 0.85:1;

(ii)	during the Third Waiver Period, 0.80:1; and

(ii)	at all other times, 0.65:1.”; and

(f)	by construing references throughout to "this Guarantee”, “this Agreement", "hereunder" and other like expressions as if the same referred to the Corporate Guarantee as amended and supplemented by this Agreement.

5.3	Specific amendments to Collateral Guarantees

(a)	With effect on and from the Rosetta Effective Date, the Collateral Guarantee executed by Rosetta shall be, and shall be deemed by this Agreement to be, amended as follows:

(i)	by deleting the words “second priority Hong Kong mortgage and second priority deed of covenant collateral thereto” in paragraph (ii) of Recital (E) thereof and replacing them with the words “second preferred Liberian mortgage”;

(ii)	by deleting the words “Hong Kong flag with the name “OOCL CHINA”” in the definition of “Collateral Ship” in clause 1.2 thereof and replacing them with the words “Liberian flag with the name “BOX CHINA””;

(iii)	by deleting the words “first priority Hong Kong mortgage and deed of covenant collateral thereto on the Collateral Ship dated 5 July 2012 and” in paragraph (c) of the definition of “Prior Finance Documents” in clause 1.2 thereof and replacing them with the words “first preferred Liberian mortgage on the Collateral Ship executed or to be”;

(iv)	by deleting the words “dated 5 July 2015 and” in each of paragraphs (d) and (e) of the definition of “Prior Finance Documents” in clause 1.2 thereof and replacing them with the words “executed or to be”; and

(v)	by deleting the words “Hong Kong” in paragraph (a) of clause 10.4 thereof and replacing them with the word “Liberian”.

(b)	With effect on and from the Triton Effective Date, the Collateral Guarantee executed by Triton shall be, and shall be deemed by this Agreement to be, amended as follows:

(i)	by deleting the words “second priority Hong Kong mortgage and second priority deed of covenant collateral thereto” in paragraph (ii) of Recital (E) thereof and replacing them with the words “second preferred Liberian mortgage”;

(ii)	by deleting the words “Hong Kong flag with the name “OOCL HONG KONG”” in the definition of “Collateral Ship” in clause 1.2 thereof and replacing them with the words “Liberian flag with the name “BOX HONG KONG””;

(iii)	by deleting the words “first priority Hong Kong mortgage and deed of covenant collateral thereto on the Collateral Ship dated 5 July 2012 and” in paragraph (c) of the definition of “Prior Finance Documents” in clause 1.2 thereof and replacing them with the words “first preferred Liberian mortgage on the Collateral Ship executed or to be”;

11

(iv)	by deleting the words “dated 5 July 2015 and” in each of paragraphs (d) and (e) of the definition of “Prior Finance Documents” in clause 1.2 thereof and replacing them with the words “executed or to be”; and

(v)	by deleting the words “Hong Kong” in paragraph (a) of clause 10.4 thereof and replacing them with the word “Liberian”;

5.4	Amendments to Finance Documents and Master Agreements

With effect on and from the First Effective Date and the relevant Reflagging Date, the Master Agreements and the Finance Documents (other than the Loan Agreement) shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)	by construing references throughout each of the Finance Documents and the Master Agreements to “OOCL CHINA” and “OOCL HONG KONG” as the name of the Rosetta Collateral Ship and the Triton Collateral Ship respectively as if the same referred to “BOX CHINA” and “BOX HONG KONG” respectively;

(b)	the definition of, and references throughout to, the Mortgage on each of the Ships shall be construed as if the same referred to that Mortgage as amended and supplemented by the relevant Mortgage Addendum;

(c)	the definition of, and references throughout each of the Finance Documents and the Master Agreements to, the Intercreditor Deed shall be construed as if the same referred to the Intercreditor Deed as amended and supplemented by the Intercreditor Deed Supplemental Letter;

(d)	on the Rosetta Effective Date only, all references throughout each of the Finance Documents and the Master Agreements to:

(i)	the flag of the Rosetta Collateral Ship shall be construed as being references to the Liberian flag; and

(ii)	the Collateral Mortgage in respect of the Rosetta Collateral Ship shall be construed as being references to a second preferred Liberian mortgage;

(e)	on the Triton Effective Date only, all references throughout each of the Finance Documents and the Master Agreements to:

(i)	the flag of the Triton Collateral Ship shall be construed as being references to the Liberian flag; and

(ii)	the Collateral Mortgage in respect of the Triton Collateral Ship shall be construed as being references to a second preferred Liberian mortgage;

(f)	the definition of, and references throughout each of the Finance Documents and the Master Agreements to, the Loan Agreement, the Corporate Guarantee, the Collateral Guarantees, any of the other Finance Documents and the Master Agreements shall be construed as if the same referred to the Loan Agreement, the Corporate Guarantee, the Collateral Guarantees, those other Finance Documents and the Master Agreements as amended and supplemented by this Agreement; and

(g)	by construing references throughout each of the Finance Documents and the Master Agreements to "this Agreement", "this Deed", “hereunder” and other like expressions as if the same referred to such Finance Documents or Master Agreement as amended and supplemented by this Agreement.

12

5.5	Finance Documents and Master Agreements to remain in full force and effect

The Loan Agreement, all other Finance Documents and the Master Agreements shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Loan Agreement, the other Finance Documents and the Master Agreements contained or referred to in Clauses 5.1, 5.2, 5.3 and 5.4, the Intercreditor Deed Supplemental Letter and the Mortgage Addenda; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

5.6	On the relevant Reflagging Effective Date in respect of each Collateral Ship, the Security Trustee shall deliver to the Borrowers (i) evidence that the relevant Original Collateral Mortgage in respect of that Collateral Ship has been discharged and (ii) executed notices of reassignment of any Insurances and (if applicable) Earnings in relation to that Collateral Ship.

6	Further Assurances

6.1	Borrowers’ and Corporate Guarantor’s obligations to execute further documents etc.

Each Borrower and the Corporate Guarantor shall:

(a)	execute and deliver to the Agent (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Agent may, in any particular case, specify; and

(b)	effect any registration or notarisation, give any notice or take any other step;

which the Agent may, by notice to the Borrowers or the Corporate Guarantor, specify for any of the purposes described in Clause 6.2  or for any similar or related purpose.

6.2	Purposes of further assurances

Those purposes are:

(a)	validly and effectively to create any Security Interest or right of any kind which the Agent intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and supplemented by this Agreement; and

(b)	implementing the terms and provisions of this Agreement.

6.3	Terms of further assurances

The Agent may specify the terms of any document to be executed by the Borrowers or, as the case may be, the Corporate Guarantor under Clause 6.1, and those terms may include any covenants, powers and provisions which the Agent considers appropriate to protect its interests.

6.4	Obligation to comply with notice

The Borrowers and the Corporate Guarantor shall comply with a notice under Clause 6.1 by the date specified in the notice.

13

6.5	Additional corporate action

At the same time as the Borrowers or the Corporate Guarantor deliver to the Agent any document executed under Clause 6.1(a), the Borrowers and the Corporate Guarantor shall also deliver to the Agent a certificate signed by 2 of the directors or, if applicable, the sole director of each Borrower or, in the case of the Corporate Guarantor, an officer of the Corporate Guarantor, which shall:

(a)	set out the text of a resolution of that Borrower's or the Corporate Guarantor’s director specifically authorising the execution of the document specified by the Agent unless the execution of the relevant document is authorised by the existing resolutions and general power of attorney of that Borrower or, as the case maybe, the Corporate Guarantor; and

(b)	state that either the resolution was duly passed by the sole director validly convened and held throughout and is valid under that Borrower's or the Corporate Guarantor’s, as the case may be, articles of association or other constitutional documents.

7	Expenses

7.1	Expenses

The provisions of clause 20 (Fees and Expenses) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	Notices

The provisions of clause 28 (Notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	Supplemental

9.1	Counterparts

This Agreement may be executed in any number of counterparts.

9.2	Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	Law and Jurisdiction

10.1	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

10.2	Incorporation of the Loan Agreement provisions

The provisions of clause 31 (Law and Jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS SUPPLEMENTAL AND RELEASE AGREEMENT has been duly executed and delivered as a Deed on the date stated at the beginning of this Agreement.

14

Execution Pages

BORROWERS

EXECUTED as a DEED	)
by POLYARISTI NAVIGATION CO.	)
acting by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

EXECUTED as a DEED	)
by EFPLOIAS SHIPPING CO.	)
acting by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

EXECUTED as a DEED	)
by AMORITA DEVELOPMENT INC.	)
acting by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

CORPORATE GUARANTOR

EXECUTED as a DEED	)
by BOX SHIPS INC.	)
acting by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

15

COLLATERAL OWNERS

EXECUTED AND DELIVERED as a DEED	)
by ROSETTA NAVIGATION CORP. LIMITED	)
acting by its attorney-in-fact	)
)
expressly authorised in accordance	)
with the laws of Hong Kong	)
by virtue of a power of attorney granted by	)
ROSETTA NAVIGATION CORP. LIMITED	)
on 12 June 2015)
such execution being witnessed by:	)
)
)
Signature of witness:	)

EXECUTED AND DELIVERED as a DEED	)
by TRITON SHIPPING LIMITED	)
acting by its attorney-in-fact	)
)
expressly authorised in accordance	)
with the laws of Hong Kong	)
by virtue of a power of attorney granted by	)
TRITON SHIPPING LIMITED	)
on 12 June 2015)
such execution being witnessed by:	)
)
)
Signature of witness:	)

LENDERS

EXECUTED as a DEED	)
by ABN AMRO BANK N.V.	)
acting by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

EXECUTED as a DEED	)
by HSH NORDBANK AG	)
acting by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

16

EXECUTED as a DEED	)
by ITF INTERNATIONAL TRANSPORT	)
FINANCE SUISSE AG	)
acting by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

AGENT

EXECUTED as a DEED	)
by ABN AMRO BANK N.V.	)
acting by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

SECURITY TRUSTEE

EXECUTED as a DEED	)
by ABN AMRO BANK N.V.	)
acting by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

UNDERWRITER

EXECUTED as a DEED	)
by ABN AMRO BANK N.V.	)
acting by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

SWAP BANKS

EXECUTED as a DEED	)
by ABN AMRO BANK N.V.	)
acting by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

17

EXECUTED as a DEED	)
by HSH NORDBANK AG	)
acting by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

18

Appendix A

Released Finance Documents

1.	Hong Kong Ship Mortgage dated 16 August 2013 executed by Rosetta Navigation Corp. Limited in favour of ABN AMRO BANK N.V. (Charge Registration No.2013022478).

2.	Deed of Covenant dated 16 August 2013 executed by Rosetta Navigation Corp. Limited in favour of ABN AMRO BANK N.V. (Charge Registration No. 2013021762).

3.	General Assignment dated 16 August 2013 executed by Rosetta Navigation Corp. Limited in favour of ABN AMRO BANK N.V. (Charge Registration No. 2013022018).

4.	Charterparty Assignment dated 16 August 2013 executed by Rosetta Navigation Corp. Limited in favour of ABN AMRO BANK N.V. (Charge Registration No. 2013021760).

5.	Hong Kong Ship Mortgage dated 16 August 2013 executed by Triton Shipping Limited in favour of ABN AMRO BANK N.V. (Charge Registration No. 2013022015).

6.	Deed of Covenant dated 16 August 2013 executed by Triton Shipping Limited in favour of ABN AMRO BANK N.V. (Charge Registration No. 2013021763).

7.	General Assignment dated 16 August 2013 executed by Triton Shipping Limited in favour of ABN AMRO BANK N.V. (Charge Registration No. 2013022479).

8.	Charterparty Assignment dated 16 August 2013 executed by Triton Shipping Limited in favour of ABN AMRO BANK N.V. (Charge Registration No. 2013021759).

19

Schedule 1

Lenders

Lender	Lending Office
ABN AMRO Bank N.V.	93 Coolsingel 3012 AE Rotterdam The Netherlands

HSH Nordbank AG	Gerhart-Hauptmann-Platz 50 D-20095 Hamburg Germany

ITF International Transport Finance Suisse AG	Wasserwerkstrasse 12 CH-8006 Zurich Switzerland

20

SCHEDULE 2

form of [first] [ROSETTA] [TRITON] EFFECTIVE DATE NOTICE

To :	POLYARISTI NAVIGATION CO.
EFPLOIAS SHIPPING CO. and
AMORITA DEVELOPMENT INC.
c/o Allseas Marine S.A.
15 Karamanli Street
166 73 Voula
Greece
Fax: +30 210 89 95 085

Attn: Legal Department

[●] 2015

Dear Sirs

We refer to the supplemental and release agreement (the “Supplemental Agreement”) dated [●] June 2015 made between (i) yourselves as Borrowers, (ii) Rosetta Navigation Corp. Limited and Triton Shipping Limited as collateral owners, (iii) Box Ships Inc. as Corporate Guarantor, (iv) the banks and financial institutions listed in Schedule 1 therein as Lenders and (v) ourselves, as Agent, Underwriter, Swap Bank and Security Trustee.

Words and expressions defined in the Supplemental Agreement shall have the same meaning when used in this letter.

We write to confirm that the conditions precedent in Clause [3.1][3.2] of the Supplemental Agreement have been fulfilled [in respect of the [●] Collateral Ship] and that [accordingly] the [First][Rosetta][Triton] Effective Date is [●] 2015.

Yours faithfully

for and on behalf of

ABN AMRO BANK N.V.

21

COUNTERSIGNED this day of June 2015 for and on behalf of the below company which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this Supplemental and Release Agreement, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement, the other Finance Documents and the Master Agreements (each as amended and supplemented by this Supplemental and Release Agreement).

for and on behalf of
ALLSEAS MARINE S.A.

22